CERTIFICATION

Re:           BANK5 2024-5YR5, Commercial Mortgage Pass-Through Certificates, Series 2024-5YR5 (the “Transaction”), issued pursuant to the Pooling and Servicing Agreement dated as of February 1, 2024 (the “Pooling and Servicing Agreement”), executed in connection with the Transaction (capitalized terms used but not defined herein have the meanings set forth in the Pooling and Servicing Agreement).

                                                __________________________________________

                I, Jane Lam, certify that:

                1.             I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of BANK5 2024-5YR5 (the “Exchange Act periodic reports”);

                2.             Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

                3.             Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

                4.             Based on my knowledge and the servicer compliance statement(s) required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicer(s) have fulfilled their obligations under the servicing agreement(s) in all material respects; and

                5.             All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report.  Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

                In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

•         Computershare Trust Company, National Association, as Trustee

•         Computershare Trust Company, National Association, as Certificate Administrator

•         Computershare Trust Company, National Association, as Custodian

•         Wells Fargo Bank, National Association, as Master Servicer

•         K-Star Asset Management LLC, as Special Servicer

•         Park Bridge Lender Services LLC, as Operating Advisor

•         CoreLogic Solutions, LLC, as Servicing Function Participant

•         Berkadia Commercial Mortgage LLC, as Master Servicer under the TYSN 2023-CRNR securitization, pursuant to which the following mortgage loans were serviced by such party: Tysons Corner Center (from 2/14/24 to 12/31/24)

•         Wells Fargo Bank, National Association, as Master Servicer under the BANK5 2023-5YR4 securitization, pursuant to which the following mortgage loans were serviced by such party: Nvidia Santa Clara (from 2/14/24 to the date of repayment)

•         CoreLogic Solutions, LLC, as Servicing Function Participant under the BANK5 2023-5YR4 securitization, pursuant to which the following mortgage loans were serviced by such party: Nvidia Santa Clara (from 2/14/24 to the date of repayment)

•         Midland Loan Services, a Division of PNC Bank, National Association, as Servicing Function Participant under the BANK5 2023-5YR4 securitization, pursuant to which the following mortgage loans were serviced by such party: Nvidia Santa Clara (from 2/14/24 to the date of repayment)

•         Wells Fargo Bank, National Association, as Master Servicer under the BMO 2024-5C3 securitization, pursuant to which the following mortgage loans were serviced by such party: 33 West State Street and 50 East State Street (from 2/14/24 to 12/31/24)

•         CoreLogic Solutions, LLC, as Servicing Function Participant under the BMO 2024-5C3 securitization, pursuant to which the following mortgage loans were serviced by such party: 33 West State Street and 50 East State Street (from 2/14/24 to 12/31/24)

•         Situs Holdings, LLC, as Special Servicer under the TYSN 2023-CRNR securitization, pursuant to which the following mortgage loans were serviced by such party: Tysons Corner Center (from 2/14/24 to 12/31/24)

•         KeyBank National Association, as Special Servicer under the BANK5 2023-5YR4 securitization, pursuant to which the following mortgage loans were serviced by such party: Nvidia Santa Clara (from 2/14/24 to the date of repayment)

•         Greystone Servicing Company LLC, as Special Servicer under the BMO 2024-5C3 securitization, pursuant to which the following mortgage loans were serviced by such party: 33 West State Street and 50 East State Street (from 2/14/24 to 12/31/24)

•         Computershare Trust Company, National Association, as Custodian under the TYSN 2023-CRNR securitization, pursuant to which the following mortgage loans were serviced by such party: Tysons Corner Center (from 2/14/24 to 12/31/24)

•         Computershare Trust Company, National Association, as Custodian under the BANK5 2023-5YR4 securitization, pursuant to which the following mortgage loans were serviced by such party: Nvidia Santa Clara (from 2/14/24 to the date of repayment)

•         Computershare Trust Company, National Association, as Custodian under the BMO 2024-5C3 securitization, pursuant to which the following mortgage loans were serviced by such party: 33 West State Street and 50 East State Street (from 2/14/24 to 12/31/24)

Date:  March 25, 2025

By /s/ Jane Lam

Name: Jane Lam

Title: President